UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 19, 2009
DRI Corporation
(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	000-28539 (Commission File Number)	56-1362926 (IRS Employer Identification No.)

13760 Noel Road, Suite 830 Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 378-8992
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

ITEM 1.01 Entry into Material Definitive Agreement.
     On June 19, 2009, our wholly owned subsidiaries Digital Recorders, Inc. (“Digital Recorders”) and TwinVision of North America, Inc. (“TwinVision” and, together with Digital Recorders, the “Borrowers”), modified their existing Loan and Security Agreement (the “Loan Agreement”) with BHC Interim Funding III, L.P. (“BHC”) (the “Loan Modification”).
     The material terms of the Loan Modification are described in Item 2.03 — Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant, below.
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
Loan Modification
     Pursuant to terms of the existing Loan Agreement, the Borrowers must repay $1,000,000 of the outstanding principal balance on a term loan with BHC if our wholly owned subsidiary Mobitec AB has not purchased the outstanding fifty percent (50%) equity interest of Mobitec Brazil Ltda, our fifty percent (50%) owned subsidiary in Brazil, by June 30, 2009. On June 19, 2009, the Borrowers and BHC agreed to the Loan Modification which extends the reference date by which Mobitec AB must purchase the outstanding fifty percent (50%) equity interest of Mobitec Brazil Ltda and, if such acquisition is not made, repay $1,000,000 of the outstanding principal balance of the term loan from June 30, 2009 to September 30, 2009. The Loan Modification effectively provides the Company additional time in which to consider and, if appropriate, execute the acquisition transaction.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.
Date: June 24, 2009

DRI CORPORATION
By:	/s/ Stephen P. Slay
Stephen P. Slay
Vice President, Chief Financial Officer, Treasurer, and Secretary